Exhibit 99.1

Strongbridge Biopharma plc Announces CEO Transition Plan and Provides Preliminary Third Quarter 2019 Financial Results and Corporate Updates

Dublin, Ireland and Trevose, Pa., November 5, 2019 — Strongbridge Biopharma plc, (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today announced that Matthew Pauls is stepping down as president, chief executive officer (CEO) and director, effective immediately. The Board of Directors (Board) and Mr. Pauls have mutually agreed that now is the right time to transition leadership of the Company.

John H. Johnson, who has served as chairman of Strongbridge since 2015, has assumed the position of executive chairman, effective immediately, and will lead the organization while the Board conducts a formal search to identify a new CEO.

Mr. Johnson is a recognized leader in the biopharmaceutical industry with more than 30 years of experience at leading global organizations, including Johnson & Johnson, Eli Lilly & Company, ImClone, and Pfizer, Inc. Mr. Johnson currently serves as a member of the board of directors of Portola Pharmaceuticals, Inc. Mr. Johnson previously served on the board of directors of Pharmaceutical Research and Manufacturers of America (PhRMA), the Health Section Governing Board of Biotechnology Industry Organizations (BIO), and BioNJ. Mr. Johnson holds a B.S. from the East Stroudsburg University of Pennsylvania.

Additionally, Strongbridge today reported preliminary and unaudited financial results and provided a corporate update for the third quarter ended September 30, 2019. The Company will announce its full third quarter 2019 financial results on November 7, 2019.

Preliminary Third Quarter 2019 Financial Results and Corporate Updates

Rare Neuromuscular Franchise: KEVEYIS® (dichlorphenamide)

•                  Strongbridge anticipates that it will report KEVEYIS® (dichlorphenamide) net product sales of $5.7 million during the third quarter of 2019, a 36 percent increase compared to $4.2 million during the third quarter of 2018.

•                  The Company remains on track to meet or exceed the top end of the full-year 2019 KEVEYIS revenue guidance of $18M to $20M.

Rare Endocrine Franchise: RECORLEV™ (levoketoconazole)

•                  Enrollment in the Phase 3 LOGICS study of RECORLEV™ (levoketoconazole) in endogenous Cushing’s syndrome is approximately two-thirds complete. The Company projects that all of the patients required to complete enrollment have been identified, with most in titration and maintenance, and the remainder in screening. Top-line results are now anticipated in the second or third quarter of 2020.

•                  The Company plans to submit a New Drug Application for RECORLEV to the U.S. Food and Drug Administration approximately six months after reporting top-line LOGICS results.

Corporate:

•                  Strongbridge also expects to report quarter-end cash and cash equivalents of approximately $79.6 million, and no outstanding debt, as of September 30, 2019.

•                  Strongbridge and NovoNordisk are engaged in discussions following receipt of a notice from NovoNordisk that indicates as of December 1, 2019, it intends to cease the use and funding of the Strongbridge field team for the promotion of MACRILEN™ (macimorelin) in the U.S.

“As executive chairman, I will continue to work closely with the board of directors, executive management and the broader team to lead the organization while a formal search is conducted to identify a new CEO. We look forward to providing additional details on our financial results and corporate updates when we report full third quarter results later this week.  On behalf of the board of directors, we would like to thank Matt for his contributions to the Company and we wish him well in his future endeavors,” said John H. Johnson, executive chairman of Strongbridge Biopharma.

Third Quarter 2019 Reporting and Conference Call Details

Strongbridge will announce its full third quarter 2019 financial results and host a conference call on Thursday, November 7 at 8:30 a.m. ET. To access the live call, dial 844-285-7153 (domestic) or 478-219-0180 (international) with conference ID 1074065. The conference call will also be audio webcast from the Company’s website at www.strongbridgebio.com under the “Investor/Webcasts and Presentations” section. A replay of the call will be made available for one week following the conference call. To hear a replay of the call, dial 855-859-2056 (domestic) or 404-537-3406 (international) with conference ID 1074065.

About Strongbridge Biopharma

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV™ (levoketoconazole), a cortisol synthesis inhibitor currently being studied in Phase 3 clinical studies for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The Company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

About RECORLEV

RECORLEV™ (levoketoconazole) is an investigational cortisol synthesis inhibitor in development for the treatment of patients with endogenous Cushing’s syndrome, a rare but serious and potentially lethal endocrine disease caused by chronic elevated cortisol exposure. RECORLEV is the pure 2S,4R enantiomer of ketoconazole, a steroidogenesis inhibitor. RECORLEV is believed to significantly suppress serum cortisol in healthy subjects and has the potential to be a next-generation cortisol inhibitor.

The Phase 3 program for RECORLEV consists of SONICS and LOGICS: two multinational studies designed to evaluate the safety and efficacy of RECORLEV when used to treat endogenous Cushing’s syndrome. The SONICS study met its primary and secondary endpoints, demonstrating a statistically significant normalization rate of urinary free cortisol at six months. The ongoing LOGICS study is a double-blind, placebo-controlled randomized-withdrawal study of RECORLEV that is designed to supplement the long-term efficacy and safety information supplied by SONICS.

RECORLEV has received orphan drug designation from the FDA and the European Medicines Agency for the treatment of endogenous Cushing’s syndrome.

About KEVEYIS

KEVEYIS® (dichlorphenamide) is indicated for the treatment of primary hyperkalemic periodic paralysis, primary hypokalemic periodic paralysis, and related variants. In clinical studies, the most common side effects of KEVEYIS were a numbness or tingling, difficulty thinking and paying attention, changes in taste, and confusion. These are not all of the possible side effects that you may experience with KEVEYIS. Talk to your doctor if you have any symptoms that bother you or do not go away. You are encouraged to report side effects to Strongbridge Biopharma at 1-855-324-8912, or to the FDA at 1-800-FDA-1088 or visit www.fda.gov/medwatch/. For additional KEVEYIS important safety information and the full prescribing information visit www.keveyis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical facts, contained in this press release, are forward-looking statements, including statements related to the anticipated timing for the release of top-line data from the LOGICS study and the submission of an NDA for RECORLEV to the FDA, Strongbridge’s strategy, plans, status and results of clinical trials, outcomes of product development efforts and objectives of management for future operations. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in such statement, including risks and uncertainties associated with clinical development and the regulatory approval process, the reproducibility of any reported results showing the benefits of RECORLEV, the adoption of RECORLEV by physicians, if approved, as treatment for any disease and the emergence of unexpected adverse events following regulatory approval and use of the product by patients.  Additional risks and uncertainties relating to Strongbridge and its business can be found under the heading “Risk Factors” in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings with the SEC. These forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release are made as of the date of this press release, and Strongbridge Biopharma does not assume any obligation to update any forward-looking statements except as required by applicable law.

Contacts:

Corporate and Investor Relations
Strongbridge Biopharma plc
Marcy Nanus
+1 484-312-3744
m.nanus@strongbridgebio.com

Media Relations
Elixir Health Public Relations
Lindsay Rocco
+1 862-596-1304
lrocco@elixirhealthpr.com